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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Chancellor Media Corporation:


We hereby consent to the use in this Registration Statement on Form S-4 of Chancellor Media Corporation and Subsidiaries of 1) our report dated February 10, 1999, except for Note 16 as to which the date is March 15, 1999, relating to the consolidated financial statements and financial statement schedule of Chancellor Media Corporation and Subsidiaries; 2) our report dated February 13, 1997, except for Note 15 as to which the date is February 19, 1997, relating to the consolidated financial statements of Chancellor Radio Broadcasting Company and Subsidiaries; 3) our report dated February 16, 1999 relating to the statement of assets acquired and the related statements of revenues and direct operating expenses of KODA-FM; and 4) our report dated February 16, 1999 relating to the combined statement of assets acquired and the related combined statements of revenues and direct operating expenses of KBIG-FM, KLDE-FM and WBIX-FM (formerly WNSR-FM), each of which of the aforementioned financial statements are those that appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                       PRICEWATERHOUSECOOPERS LLP

Dallas, Texas

June 3, 1999